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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 19, 2001, excepts as to Note U, for which the date is March 29, 2001, relating to the financial statements and financial statement schedule, which appears in IBP, inc.'s Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Omaha, NE
August 10, 2001